Exhibit 10.2

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note, effective as of March 1, 2007, is made by and between Innofone.com, Incorporated, a Nevada corporation (the “Company” or “Innofone”) and 55 South Investments (the “Holder”).

WHEREAS, the parties hereto entered that certain Promissory Note, dated July 14, 2006 (the “Note”); and

WHEREAS, the parties have agreed to make certain modifications to the Note upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Subsection (a) of the “Repayment” section of the Note is deleted and replaced with the following:

“Repayment of the Principal by Innofone to the Holder on the Note shall occur according to the following repayment schedule (“Repayment Schedule”):

	07/01/2007	08/01/2007	09/01/2007	10/01/2007	11/01/2007	12/01/2007	Total

Interest and fees	20,500	20,500	20,500	20,500	20,500	20,500	123,000

Principal	0	0	33,333	33,333	33,334	400,000	500,000

Total	20,500	20,500	53,833	53,833	53,834	420,500	623,000

2.  The “Interest” section of the Note is deleted and replaced with the following:

“Innofone shall pay 12% per annum simple interest on the unpaid portion of the Principal calculated starting upon the Closing Date and payable in accordance with the Repayment Schedule above.”

3. The “Fees” section of the Note is deleted and replaced with the following:

“Innofone shall pay to the Holder a loan origination and due diligence fee of 8% on the full original Principal in accordance with the Repayment Schedule above.”

4. Subsection (b) of the “Event of Default” section of the Note is deleted and replaced with the following:

“Any failure of Innofone to pay the Principal in full by December 1, 2007;”

5. Subsection (c) of the “Event of Default” section of the Note is deleted and replaced with the following:

“Any failure of Innofone to make any payments in full in accordance with the Repayment Schedule within ten (10) days of any such payment due date; or”

6. The following provision shall be added as subsection (d) of the “Event of Default” section of the Note:

“The termination by the Company of the Employment Agreements of either Alex Lightman or Gerard Casale, at any time prior to the Company’s full satisfaction of the Note payable to Holder, unless such termination is made at the election of either such employee.”

7. The “Rights of Holder upon Default” section of the Note is deleted and replaced with the following:

“(a) Upon the occurrence and during the continuation of any Event of Default, immediately and without notice, all outstanding principal, interest, and fees payable by Innofone hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b) Upon the occurrence of any Event of Default, immediately and without notice, the Company shall register one million (1,000,000) of the Innofone Stock for resale.”

Except as modified herein, all other terms and conditions of the Note shall remain in effect and the parties hereby ratify and confirm same. All capitalized terms used herein shall have the same meaning as set forth in the Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Innofone.com, Incorporated:

By: __/s/ Alex Lightman___________________
Alex Lightman, CEO

55 South Investments:

By: __/s/ Tony Reed______________________
Tony Reed, General Partner